                                                                    Exhibit 10.8
                             GENERAL SECURITY AGREEMENT


       GENERAL SECURITY AGREEMENT dated October 30, 1998, made by SABAL Corp., a Nevada corporation having as its address 5830 McArdle, No. 14 Crossroads, Suite 203, Corpus Christi, Texas 78412 (the "Grantor"), in favor of ExCal Energy Corporation, a Michigan corporation, as lender having as its address State Route 2, P.O. Box 358, Chester, West Virginia 36034 (the "Lender" or "Secured Party").

                               W I T N E S S E T H :

       WHEREAS, the Grantor, SABAL CORP., and the Lender are parties to a Term Loan Agreement, dated as of even date herewith and as may be amended or otherwise modified from time to time, being hereinafter referred to as the "Loan Agreement";

       WHEREAS, pursuant to the Loan Agreement, the Lender has agreed to make a term loan (the "Term Loan") to the Borrower in an aggregate principal amount not to exceed $500,000 (the "Loan");

       WHEREAS, it is a condition precedent to the making of the Loan by the Lender pursuant to the Loan Agreement that the Grantor shall have executed and delivered to the Lender a security agreement providing for the grant to the Lender of a first priority security interest in the Property (as defined in the Loan Agreement) of the Grantor;

       NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Lender to make and maintain the Loan pursuant to the Loan Agreement, the Grantor hereby agrees with the Lender as follows:

       SECTION 1. DEFINITIONS. Reference is hereby made to the Loan Agreement for a statement of the terms thereof. All terms used in this Agreement which are defined in the Loan Agreement or in Article 9 of the Uniform Commercial Code (the "Code") currently in effect in the State of Texas and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

       SECTION 2. GRANT OF SECURITY INTEREST. As collateral security for all of the Obligations (as defined in Section 3 hereof), the Grantor hereby pledges and assigns to the Lender, and grants to the Lender a continuing first priority security interest in, all personal property, improvements, furniture, fixtures, equipment (specifically excluding pipelines) of any kind or character owned by Grantor, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible and all proceeds derived therefrom (the "Collateral"), including, without limitation, the following:

              (a) all of Grantor's right title and interest in and to all equipment of any kind including, without limitation, the equipment described in Schedule I hereto; the building known as the Propane Refrigerant Hydrocarbon Gas Recovery Plant having the address of 13020 Washburn




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Road, Otter Lake, Michigan (the "Gas Plant"); all furniture, fixtures, machinery, equipment, tools, all motor vehicles, tractors and other like property (specifically excluding pipelines) (i) located at the Gas Plant or
(ii) located upon the leases described on Schedule II hereto (the "Leases"), or (iii) located at Cross S Ranch Subdivision, Zavala County, Texas (the "Texas Property") and whether now or hereafter existing and whether now owned or hereafter acquired, together with all substitutes, replacements, accessions and additions thereto, and all tools, parts, accessories and attachments used in connection therewith (hereinafter collectively referred to as the "EQUIPMENT");

              (b) all of the Grantor's right, title and interest in and to all inventory of any kind, (specifically excluding any oil and gas and mineral reserves located at the Gas Plant or upon the Leases, and whether now or hereafter existing and whether now owned or hereafter acquired, and all accessions thereto and all proceeds and products thereof (any and all such inventory, accessions and products being hereinafter referred to as the "INVENTORY");

              (c)    all of Grantor's right, title and interest in and to:
(i) all accounts, contract rights, chattel paper, instruments, documents, general intangibles and other rights or obligations of any kind, whether now or hereafter existing and whether now owned or hereafter acquired, arising out of or in connection with the sale of goods or the rendering of services or otherwise; and (ii) all rights now or hereafter existing in and to all security agreements, and other contracts, now or hereafter existing and securing or otherwise relating to any such accounts, contract rights, chattel paper, instruments, general intangibles or obligations (any and all such accounts, contract rights, chattel paper, instruments, general intangibles and obligations being hereinafter referred to as the "Receivables", and any and all such security agreements, leases and other contracts being hereinafter referred to as the "Related Contracts"); and

              (d) all proceeds, revenue, chattel paper, promissory notes and accounts receivable derived from the sale, exchange, transfer or conveyance of oil gas reserves and minerals of any kind or character (the "proceeds"). Notwithstanding the foregoing, in no instance shall such security interest attach to the oil and gas reserves located at the Gas Plant or the Leases.

              (e) all proceeds and products of any and all of the foregoing Collateral and, to the extent not otherwise included, all cash payments for such products and all payments under insurance (whether or not the Lender is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral; in each case, howsoever the Grantor's interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

       SECTION 3. SECURITY FOR OBLIGATIONS. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the "Obligations"):

              (a) the prompt payment by the Grantor, as and when due and payable, of all amounts from time to time owing by it in respect of the Loan Agreement, the Note, the Production Payment, and the other Loan Documents; and



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              (b)    the due performance and observance by the Grantor of all
of its other obligations from time to time existing in respect of the Loan Documents.

       SECTION 4. REPRESENTATIONS AND WARRANTIES. The Grantor represents and warrants as follows:

              (a) The Grantor: (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation as set forth on the first page hereof; and (ii) has all requisite power and authority to execute, deliver and perform this Agreement.

              (b) All Equipment and Inventory now existing is, and all Equipment and Inventory hereafter existing will be, located at the address of the Gas Plant, within the Area of Mutual Interest, or at Cross S Ranch Subdivision, Zavala County, Texas all of which are specified in Schedule II hereto. The Grantor's chief place of business and chief executive office, the place where the Grantor keeps its records concerning Receivables and all originals of all chattel paper which constitute Receivables are located at the address specified therefor in Schedule II.

              (c)    Subject to the terms of that certain agreement between
Fleur-David Corporation and Grantor dated                             , (the
"Letter Agreement") the Grantor is and will be at all times the owner of the Collateral free and clear of any lien, security interest or other charge or encumbrance except for the security interest created by this Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office except (i) such as may have been filed in favor of the Lender relating to this Agreement and (ii) such as may have been filed to perfect or protect any security in favor of Tessenderlo Kerley, Inc., which is being released contemporaneously herewith.

Grantor hereby covenants, represents, warrants and agrees that:

              (d) The Collateral will not be misused, abused, wasted or allowed to deteriorate, but shall be kept in good working order, condition and repair, reasonable wear and tear from its sole use above excepted; and all costs and expenses incurred in the repair, maintenance and preservation of such Collateral shall be paid solely by Grantor;

              (e) Grantor shall make all necessary renewals, replacements and additions of Inventory as shall be necessary at all times adequately to service its customers and properly and advantageously to carry on its business in accordance with prudent business management;

              (f) Grantor shall, at its sole cost and expense, defend the Collateral against any claims of infringement and all other claims or demands of any other party and all other liabilities of any nature whatsoever;

              (g) The Collateral and the premises on which it is located shall be insured by and at the expense of Grantor, at all times, and in the amount of its full insurable value and against all



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expected risks to which it may be exposed, including fire and extended coverage and those which Secured Party may reasonably designate with policies satisfactory to Secured Party and payable to both Secured Party and Grantor as their interests may appear. Grantor, at its cost and expense, shall also maintain liability insurance in such amounts as Secured Party may from time to time designate, with Grantor and Secured Party each being named as insureds. All said policies shall provide thirty (30) days minimum advance cancellation notice to Secured Party and duplicate policies (or certified copies of original policies) shall be deposited with Secured Party. The proceeds of such insurance may be applied by Secured Party, at its option, either to reduce any indebtedness secured hereby or to repair and replace such Collateral;

              (h) Grantor shall duly and promptly pay and discharge, or cause to be paid and discharged, (1) all taxes, assessments and governmental charges or levies upon or against it or its profits, income, properties or assets; and (ii) all lawful claims, whether for labor, materials, supplies, services or anything else which might or could, if unpaid, become a lien or charge upon the properties or assets of GRANTOR, unless and to the extent only that the same are being diligently contested in good faith by appropriate proceedings and appropriate bonds have been posted to release any lien and reserves therefor have been established in accordance with generally accepted accounting principles consistently applied;

              (i) Grantor shall promptly furnish Secured Party with all information concerning the Collateral, the performance and payment of Grantor's obligations, liabilities and indebtedness hereunder and the business, operations and financial condition of Grantor, as Secured Party may reasonably request, and shall annually furnish balance sheets and statements of income and surplus account for the preceding fiscal or calendar period, in comparative form, all in reasonable detail and certified (without any qualification or exception deemed material by Secured Party) by independent certified public accountants acceptable to Secured Party;

              (j) Grantor shall immediately notify Secured Party of any act, condition, or event which, with the giving of notice or lapse of time, or both, would constitute an event of default (and "Event of Default") hereunder, including the existence of any material litigation, arbitration or other legal proceedings involving or affecting Grantor;

              (k) In addition to the foregoing, specifically with respect to the Inventory:(i)

                     (i) If Secured Party requests, Grantor shall deliver to Secured Party annually, within sixty (60) days after the end of each fiscal year, an inventory report showing the status of Grantor's Inventory as of the end of such fiscal year. Such report shall be certified by Grantor to be true and correct and shall be signed and sworn to by the Grantor's President. In addition, if Secured Party requests, similar inventory reports as of other dates shall be submitted to Secured Party as often as reasonably requested by Secured Party. If Secured Party so requests at reasonable intervals, Grantor will from time to time deliver to Secured Party a report of Inventory prepared from a physical count of inventory taken under the supervision of, and certified by, a certified public accountant acceptable to Secured Party;



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                     (ii)   Secured Party shall have a security interest in
all proceeds of Grantor's Inventory, whether cash, negotiable instruments, Accounts Receivable, chattel paper, or other proceeds. Upon a default by Grantor under the Note, under this Security Agreement, or under the Lease, as defined above, Secured Party shall have the right to demand that Grantor do any one or more of the following: turn over to the Secured Party all instruments and chattel paper received, with such endorsements and assignments as may be necessary to transfer title thereof to Secured Party on the day received; deposit daily all cash received in an account designated for this purpose by Secured Party; mark with appropriate notation of assignment to Secured Party all ledger accounts and other records showing Accounts Receivable; and execute any documents which may be necessary to transfer the title to Secured Party of any goods taken as proceeds of the sale of Inventory covered by this Agreement. Failure of Secured Party to demand performance of any of the above obligations of Grantor for any period of time shall not be deemed a waiver of Secured Party's right to so demand at any time that there exists any indebtedness from Grantor to Secured Party;

       SECTION 5.    (a)    COVENANTS AS TO THE COLLATERAL.  So long as any
of the Obligations (as such term is defined in clause (i) of Section 1.01 of the Loan Agreement) shall remain outstanding, unless the Lender shall otherwise consent in writing which may be withheld in Lender's sole and absolute discretion.

              (b) LOCATION OF EQUIPMENT AND INVENTORY. The Grantor will keep the Equipment and Inventory (other than Inventory and used Equipment sold in the ordinary course of business) at the location[s] specified therefor in Section 4(b) hereof.

              (c) CONDITION OF EQUIPMENT. The Grantor will cause the Equipment to be maintained and preserved in good condition ordinary wear and tear excepted.

              (d) INSPECTION AND REPORTING. The Grantor shall permit representatives of the Lender, upon reasonable notice and at any time during normal business hours, to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Lender to be present at the Grantor's place of business to receive copies of all communications and remittances relating to the Collateral, and to forward copies of any notices or communications received or made by the Grantor with respect to the Collateral, all in such manner as the Lender may require.

              (e) TRANSFERS AND OTHER LIENS. The Grantor will not (i) sell, assign (by operation of law or otherwise), exchange or otherwise dispose of any of the Collateral (except for sales or other dispositions of Inventory and used Equipment in the ordinary course of business).

       SECTION 6.    ADDITIONAL PROVISIONS CONCERNING THE COLLATERAL.

              (a) The Grantor hereby authorizes the Lender to file, without the signature of the Grantor, one or more financing or continuation statements, and amendments thereto, relating to the Collateral necessary to preserve, extend, amend or perfect Lender's lien granted by this Agreement.




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

              (b) The Grantor hereby irrevocably appoints the Lender the Grantor's attorney-in-fact and proxy, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Lender's discretion, to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation: (i) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (ii) to receive, indorse, and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) above and (iii) to file any claims or take any action or institute any proceedings which the Lender may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of the Lender with respect to any Collateral.

              (c) If the Grantor fails to perform any agreement contained herein after the expiry of any applicable grace period, the Lender may itself perform, or cause performance of, such agreement or obligation, and the expenses of the Lender incurred in connection therewith shall be payable by the Grantor pursuant to Section 8 hereof.

              (d) The powers conferred on the Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers including but not limited to those for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder. Further, the Lender shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

       SECTION 7. REMEDIES UPON DEFAULT. If an Event of Default shall have occurred and be continuing:

              (a) The Lender may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party on default under the Code (whether or not the Code applies to the affected Collateral), and also may: (i) upon demand require the immediate surrender to the Secured Party of the actual possession of the Collateral, and the Secured Party may thereafter enter and take possession of the Collateral and may exclude the Grantor wholly therefrom; (ii) require the consent of the Grantor to the appointment of a receiver or receivers of the Collateral and of all of the earnings, revenues, rents, issues, profits, and such receiver to have all of the powers and authority permitted by applicable law; (iii) require the Grantor to, and the Grantor hereby agrees that it will, at its expense and upon request of the Lender forthwith, assemble all or part of the Collateral as directed by the Lender and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties; and (iv) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lender's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Lender shall determine it hereby being expressly waived by Grantor any rights to claim or assert that such sale was not conducted in a manner deemed to be commercially reasonable. The Grantor agrees that, to



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the extent notice of sale shall be required by law, at least 10 days' notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Grantor hereby waives any claims against the Lender arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Lender accepts the first offer received and does not offer the Collateral to more than one offeree.

              (b) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Lender is legally entitled, the Grantor shall be liable for the deficiency, together with interest thereon at the highest rate specified in any Note for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees of any attorneys employed by the Lender to collect such deficiency.

              (c) The proceeds of any such sale, collection or realization shall be applied in the following order: first to cost of sale, then to attorney's fees, interest, principal, and the remainder to Grantor.

       SECTION 8.    EXPENSES.     The Grantor will upon demand pay to the
Lender the amount of any and all costs and expenses, including the reasonable fees and disbursements of the Lender's counsel and of any expert which the Lender may incur in connection with (i) the exercise or enforcement of any of the rights of the Lender hereunder; (ii) the failure by the Grantor to perform or observe any of the provisions hereof; or (iii) the preservation by Lender of the security interest conveyed hereunder.

       SECTION 9. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied, with a copy sent promptly thereafter by U.S. mail, return receipt requested or delivered, if to the Borrower, at the following address:

   Sabal Corp.



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   5830 McArdle
   No. 14 Crossroads, Suite 203
   Corpus Christi, Texas  78412
   Telephone No.: (512) 993-1458
   Telecopy No.:   (512) 993-1518

   Jackson Walker L.L.P.
   816 Congress Avenue, Suite 1600
   Austin, Texas 78701
   Attention:    Wade Cooper
   Telephone No.:   (512) 494-2440
   Telecopy No.:     (512) 494-2442




and if to the Lender, to it at the following address:

  ExCal Energy Corporation
  c/o MTR Gaming Group, Inc.
  Route 2 South
  Chester, West Virginia  26034
  Attention:    Mr. Edson Arneault, President
  Telephone No.:       (304) 387-2400
  Telecopy No.: (304) 387-1598

with copies to:

  Ruben & Aronson, LLP3299 K Street, NW, Suite 403Washington, DC 20007Attention:
  Robert Ruben, Esq.Telephone No.:   (202) 965-3600Telecopy No.: (202) 965-3700

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 8.01. All such notices and other communications shall be effective (i) if mailed, when received or three days after mailing, whichever first occurs, (ii) if telecopied, when transmitted, provided same is on a Business Day and, if not, on the next Business Day, or (iii) if delivered, upon delivery, provided same is on a Business Day and, if not, on the next Business Day, except that notices to the Lender pursuant to Article II hereof shall not be effective until received by the Lender.

       SECTION 10.   MISCELLANEOUS.



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              (a)    No amendment of any provision of this Agreement shall be
effective unless it is in writing and signed by the Grantor and the Lender, and no waiver of any provision of this Agreement, and no consent to any departure by the Grantor therefrom, shall be effective unless it is in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

              (b) No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Lender provided herein and in the other Loan Documents are cumulative and concurrent and are in addition to, and not exclusive of, any rights or remedies provided by law.
 The rights of the Lender under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Lender to exercise any of its rights under any other Loan Document against such party or against any other Person.

              (c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

              (d) This Agreement shall create a continuing security interest in the Collateral and shall: (i) remain in full force and effect until the indefeasible payment in full or release of the Obligations (as such term is defined in the Loan Agreement); and (ii) be binding on the Grantor and its successors and assigns and shall inure, together with all rights and remedies of the Lender hereunder, to the benefit of the Lender and its respective successors, transferees and assigns. Without limiting the generality of the foregoing, the Lender may assign or otherwise transfer any Note or portion thereof held by it, and the Lender may assign or otherwise transfer its rights under any other Loan Document to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Lender, herein or otherwise. None of the rights or obligations of the Grantor hereunder may be assigned or otherwise transferred without the prior written consent of the Lender.

              (e) Upon the satisfaction in full of the Obligations: (i) this Agreement and the security interest created hereby shall terminate and all rights to the Collateral shall revert to the Grantor; and (ii) the Lender will, upon the Grantor's request and at the Grantor's expense, (A) return to the Grantor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

              (f) This Agreement shall be governed by and construed in accordance with the law of the State of Texas.

              (g) Any legal action or proceeding with respect to this Agreement or any document related thereto may be brought in the courts of the State of Michigan and, by execution



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and delivery of this Agreement, the Grantor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Grantor hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions and consents to the granting of such legal or equitable relief as is deemed appropriate by the court.

              (h) The Grantor irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Grantor at its address provided herein, such service to become effective 30 days after such mailing.

              (i) Nothing contained herein shall affect the right of the Lender to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Grantor or any of the Grantor's property in any other jurisdiction.

              (j) THE GRANTOR WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR OTHER ACTION OF THE PARTIES HERETO.

       IN WITNESS WHEREOF, the Grantor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

ATTEST:                                   SABAL CORP.



                                          By: /s/ Robert Landress
                                             ---------------------------------
/s/ Roger Landress    Secretary               Roger Landress, President
--------------------



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